EXHIBIT A
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                             FLAMEMASTER CORPORATION
              11120 SHERMAN WAY, SUN VALLEY, CALIFORNIA 91352-4949

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                           P R E S S    R E L E A S E

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FOR IMMEDIATE RELEASE:
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May 10, 2005

Contact:         Joseph Mazin, President & CEO
Telephone:       (818) 982-1650
Fax:             (818) 765-5603
Web Site:        http://www,flamemaster.com
E-mail:          releases@flamemaster.com


                           REVISED RELEASE CONCERNING
              FLAMEMASTER DISCLOSES RECEIPT OF NASDAQ DETERMINATION
                LETTER OF NON COMPLIANCE AND POSSIBLE DE-LISTING

Sun Valley, California, Flamemaster Corporation (NASDAQ "FAMEC" disclosed today that it has received a NASDAQ staff determination on May 5, 2005 indicating that the Company fails to comply with the following NASDAQ marketplace rules:

   Rule 4310(C)(17) Regarding notification of the issuance of additional shares; Rule 4350(i)(1)(C) Regarding shareholder approval;
   Rule 4330(f) Regarding reverse mergers.

The Staff also noted that non-compliance with these rules raises public interest concerns pursuant to Rules 4300 and 4330(a)(3).

Flamemaster received the NASDAQ staff determination letter due to concerns over the recent transactions with Best Candy & Tobacco Co. The Staff determined that the transaction with Best Candy constituted a reverse merger and that an initial listing application for Best Candy would be required.

If the NASDAQ listing qualifications panel concurs with the above staff determination, the Company's stock will be de-listed from the NASDAQ Small Cap Market.

Forward-Looking Statements:

Statements about the Company's future expectations, including future revenues and earnings and all other statements in this press release, other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as the term is defined in the Private Litigation Reform Act of 1995. The Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances. Should events occur which materially affect any comment made with this press release; the Company will appropriately inform the public.